                                                                   Exhibit 21.1

                  SUBSIDIARIES OF MEDICIS PHARMACEUTICAL CORP.

NAME                            JURISDICTION OF INCORPORATION           OWNERSHIP
- ----                            -----------------------------           ---------
Medicis Dermatologics, Inc.              Delaware                          100%